UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

July 30, 2008
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DEVRY INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Tower Lane, Suite 1000 Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

(630) 571-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On July 30, 2008, DeVry Inc. (the “Company”) entered into an agreement with William Blair Capital Partners VII QP, L.P., ClearLight Partners, LLC, and the stockholders and optionholders of U.S. Education Corporation (“USEC”) to acquire USEC.  USEC is the privately held holding company for Apollo College and Western Career College.  Apollo College and Western Career College, headquartered in Mission Viejo, California, prepare students for careers in health care through certificate and associate degree programs in such fields as nursing, biotechnology, medical and dental assisting, dental hygiene, respiratory therapy, pharmacy tech, lab tech, physical therapy tech and vet tech.

The purchase price is $290 million in cash, payable at closing and is subject to adjustment for working capital and other items.  The Company intends to finance the transaction through a combination of cash and debt, with the Company utilizing its existing credit facility and potentially borrowing against its holdings of auction rate securities.  The transaction is structured as a purchase of approximately 99% of the common stock and all of the preferred stock of USEC and a “short-form” merger under the Delaware General Corporation Law to acquire the remaining shares of USEC that are held by a minority stockholder.  The agreement contains customary representations, warranties, covenants and conditions, as well as indemnification provisions subject to specified limitations and an indemnification provision in favor of the Company, which is not subject to any limitations, relating to claims made by the minority stockholder as a result of the consummation of the transaction.  The transaction is subject to regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, various state and federal educational accreditations, and other customary closing conditions and is expected to close in the first fiscal quarter of 2009.  The agreement is subject to termination if the transaction is not completed by October 31, 2008.

Item 7.01.     Regulation FD Disclosure.

A copy of the Company’s press release announcing that it has agreed to acquire the stock of USEC is furnished as Exhibit 99.1 to this Report and is incorporated by reference into this item.  On July 30, 2008, the Company will be making a presentation to investors and analysts, a copy of the written materials for which is furnished as Exhibit 99.2 to this Report and is incorporated by reference into this item.

Item 9.01     Financial Statements and Exhibits.

99.1      Press Release dated July 30, 2008.

99.2      Investor/Analyst Presentation Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)

Date:	July 30, 2008	By:	/s/ Richard M. Gunst
Richard M. Gunst
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 30, 2008.
99.2	Investor/Analyst Presentation Materials.